Exhibit 10.1

American Apparel®

Crafted With Pride in the USA	American Apparel, Inc. HQ/Factory 747 Warehouse St. Los Angeles, CA 90021 Phone (213) 488-0226 Fax (213) 488-0334	www.americanapparel.net

SEPARATION AGREEMENT AND MUTUAL RELEASE OF CLAIMS

This Separation Agreement and Release (“Agreement”) is entered into by and between American Apparel, Inc. (“Parent”), American Apparel (USA), LLC, American Apparel Retail, Inc. and/or its subsidiaries and affiliates wherever situated worldwide (collectively “American Apparel” or “Company”), on the one hand, and THOMAS M. CASEY (“Executive”), on the other hand (collectively “the Parties”).

1.         SEPARATION FROM AMERICAN APPAREL

The Parties’ employment relationship shall terminate effective November 18, 2011 (hereinafter, the “Separation Date”).  By executing this Agreement, Executive hereby resigns, effective as of the Separation Date, from (i) his position as Acting President of Parent, and (ii) all positions as a director, officer, employee or otherwise, and any positions on the board of directors, other governing body or any committee thereof, of the Company or any subsidiary or affiliated entity of Company.  Executive agrees he shall execute any and all other documents necessary to effect such resignations.

2.         PAYMENTS; CONSIDERATION

In consideration of the terms, representations, promises, waivers and releases contained in this Agreement, and in accordance with (and in full satisfaction of) Section 7(b) of the Employment Agreement executed October 1, 2010, by Parent and Executive (the “Employment Agreement”), the Company will provide Executive with the following payments and benefits, conditioned upon Executive’s executing and not revoking this Agreement within the time period contemplated by Paragraph 4 hereof and returning it to the Company:

a.           Accrued Salary.  Any unpaid base salary provided for in Section 3(a) of the Employment Agreement, accrued up to and including the Separation Date;

b.           Severance Payment. Continued payment of Executive’s annual base salary  provided for in Section 3(a) of the Employment Agreement at the rate of $400,000 per annum, payable in equal installments over the course of the twelve-month period immediately following the Separation Date in accordance with Company’s usual payment practices;

c.           Unreimbursed Expenses.  Payment for any unreimbursed business expenses, including travel, up to and including the Separation Date to which Executive is entitled to reimbursement under Section 6(a) of the Employment Agreement;

d.           Treatment of Equity Awards.   All equity awards previously granted to Executive by the Company shall be exercisable as provided in the applicable award agreement for a termination without Cause (as defined in the Employment Agreement); and

e.           Benefits Continuation.  Executive (and those eligible dependents who were participants in the applicable plans as of the Separation Date) shall be entitled to continued participation in the medical, dental and insurance plans and arrangements described in Section 5 of the Employment Agreement, on the same terms and conditions as are in effect immediately prior to the Separation Date, until the earlier to occur of (i) the last day of twelve-month period immediately following the Separation Date and (ii) such time as Executive is entitled to comparable benefits provided by a subsequent employer.  The Company shall have no obligation to continue to maintain during the twelve-month period immediately following the Separation Date any plan or program solely as a result of the provisions of this Agreement.  If, during the twelve-month period immediately following the Separation Date, (x) Executive is precluded from participating in a plan or program by its terms or applicable law, (y) Executive’s participation in a plan or program would cause the Company to be subject to an excise tax or (z) Company for any reason ceases to maintain such plan or program, Company shall provide Executive with compensation or benefits the aggregate value of which, in the reasonable judgment of Company, is no less than the aggregate value of the compensation or benefits that Executive would have received under such plan or program had he been eligible to participate therein or had such plan or program continued to be maintained by Company.

For the avoidance of doubt, the date of termination for purposes of Section 7(b) of the Employment Agreement shall be the Separation Date.

3.           ACKNOWLEDGEMENT OF NO PENDING CLAIMS

OTHER THAN FOR PAYMENTS AND BENEFITS DUE TO EXECUTIVE HEREUNDER FROM COMPANY, Company and Executive both acknowledge that they do not have any pending claims of any nature whatsoever against the other.  Accordingly, Executive hereby acknowledges that he has no pending claims against Company or any Company Agent (as defined below), including, but not limited to, any claims for any wages (including any claim(s) for overtime pay), wrongful termination, constructive discharge, harassment or discrimination based on sex, gender, age, race, national origin, disability, or any other characteristic protected by federal, state, or any other applicable law, or any claims that may be brought under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990,  the Family and Medical Leave Act, the California Family Rights Act, or the California Fair Employment and Housing Act, or any other claim not specifically named or mentioned herein.  Accordingly, Company hereby acknowledges that it has no pending claims against Executive, including, but not limited to, any claims relating to Executive’s employment or engagement by the Company for any reason whatsoever, past, present or future, known or unknown.  As used herein, “Company Agent” means any of Company’s parent corporations, successor entities, present and/or former subsidiaries, divisions, and affiliated entities, and any of their present and/or former directors, officers, employees, attorneys, agents and representatives (but only in their official capacities with the Company and not in any personal capacity).

THE PARTIES UNEQUIVOCALLY CERTIFY THAT THEY HAVE NO PENDING CLAIMS AGAINST THE OTHER WHATSOEVER, AND THIS AGREEMENT SERVES AS FURTHER PROOF THAT:

a.         EXECUTIVE HARBORS NO PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE WHATSOEVER INCLUDING THOSE NAMED ABOVE AGAINST COMPANY; AND

b.         COMPANY HARBORS NO PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE WHATSOEVER INCLUDING THOSE NAMED ABOVE AGAINST EXECUTIVE.

4.         FULL MUTUAL RELEASE

In exchange for the payments and other consideration provided in Paragraph 2 of this Agreement, Executive, on behalf of himself, his heirs, executors, and assigns (which for purposes of this Paragraph 4 shall be referred to collectively as “Executive”) and Company on behalf of itself, and its affiliates, subsidiaries, assigns, administrators, officers and directors hereby settle and release and forever discharge each other from any and all claims, actions, causes of action, charges, and complaints of any nature whatsoever past, present and future, known or unknown  (collectively, “Claims”).  Subject to Company complying with the terms hereof as to consideration due to Executive by Company, Executive hereby settles and releases and forever discharges Company and Company Agents from any and all Claims which Executive has, or claims to have, against Company and/or Company Agents, whether known or unknown, because of any alleged conduct, acts, or omissions, or any transaction whatsoever from the beginning of time to the date of the execution of this Agreement.

It is intended that the Claims Executive is settling and releasing through this Agreement include, but are not limited to, Claims of wages (including any Claim(s) for vacation or overtime pay), discrimination or harassment on account of race, color, religion, gender, sex, sexual orientation, sexual identity, age, citizenship, national origin, mental or physical disability, medical condition, genetic characteristic, marital status, participation in a registered domestic partnership, pregnancy, veteran status, or any other discrimination or harassment prohibited by any federal, state or local law, ordinance, regulation or order (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination in Employment Act, (“ADEA”), the Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act), for wages, vacation pay, benefits, penalties, breach of contract, wrongful termination of employment, breach of the covenant of good faith and fair dealing, any statutory or non-statutory tort or contractual Claim, Claims that may be brought under California law, including the California Fair Employment and Housing Act, and any Claim of a violation of any applicable federal, state, municipal, local statute or ordinance, and all similar state laws relating to wages, benefits, or harassment or discrimination in employment, and further including any regulation of an administrative agency or government authority, relating to wages, benefits, discrimination or harassment in employment, or any other Claim not named or mentioned herein.

Executive understands and agrees that he is waiving his rights under the ADEA and thus he:
(a) has been informed and understands and agrees that he has twenty-one (21) calendar days after receipt of this Agreement to consider whether to sign it; (b) as been informed and understands and agrees that he may revoke this Agreement at any time during the seven (7) calendar days after it is signed and returned to the Company, in which case none of the provisions of this Agreement will have any effect.  Executive acknowledges and agrees that if he wishes to revoke this Agreement, he must do so in writing, and that such revocation must be signed by Executive and received by the Company no later than the seventh (7th) day after Executive has signed the Agreement.  Executive acknowledges and agrees that, in the event Executive revokes the Agreement, he shall have no right to receive any of the consideration payable under Paragraph 2 herein; and (c) understands and agrees that he has been advised in this writing to consult with an attorney of his choice concerning the legal consequences of this Agreement and Executive hereby acknowledges that prior to signing this Agreement he had the opportunity to consult with an attorney of his choosing regarding the effect of each and every provision of this document.

Executive understands that nothing in this Agreement shall be construed to prohibit him from filing a charge with, or participating in any investigation or proceeding conducted by, the EEOC, National Labor Relations Board, and/or any federal, state or local agency.  Notwithstanding the foregoing, Executive hereby waives any and all rights to recover monetary damages in any charge, complaint, or lawsuit filed by him or by anyone else on his behalf based on events occurring prior to the date of this Agreement.  Executive further understands that this Agreement does not release: (1) any Claim for vested benefits under any ERISA plan; (2) any claim that this Agreement has been breached; (3) any Claim that cannot be released by private agreement, including, but not limited to, Claims for benefits for occupational injury or illness under California workers' compensation law or Claims for unemployment insurance benefits; or (4) any rights to indemnification or coverage under directors and officers liability insurance policies Executive may have under Section 17 of the Employment Agreement, Company’s certificate of incorporation, bylaws, or any indemnification agreement entered into between Executive and Company and any rights Executive may have under any applicable directors and officers insurance policies maintained by Company.  Further, Executive understands that nothing herein prohibits him from bringing Claims against Company based on events that occur after the date of this Agreement.

It is understood and agreed that all rights under California Civil Code Section 1542, or any other applicable state law which contain similar provisions to California Civil Code Section 1542, are hereby expressly waived by Executive and Company. This Section provides that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

BOTH PARTIES UNEQUIVOCALLY CERTIFY THAT THEY COMPLETELY RELEASE EITHER PARTY OF ANY AND ALL PENDING CLAIMS AGAINST EITHER PARTY FOREVER AND THIS AGREEMENT SERVES AS FURTHER PROOF THAT NEITHER COMPANY NOR EXECUTIVE HARBOR PAST, PRESENT OR FUTURE CLAIMS OF ANY NATURE WHATSOEVER INCLUDING THOSE NAMED ABOVE EXCEPT WITH RESPECT TO CLAIMS EXECUTIVE IS NOT RELEASING HEREIN.

5.         MUTUAL NON-ADMISSION OF LIABILITY

Both Parties understand that this Agreement and the consideration provided hereunder shall not, at any time, for any purpose, be construed as an admission by the Parties or their agents of any liability, obligation or responsibility to the other Party, and that the Parties and their agents deny any liability, obligation or responsibility to the other.

6.         CONTINUING OBLIGATIONS

Executive acknowledges his continuing obligations under Section 9 of the Employment Agreement with respect to confidentiality of information, proprietary rights and intellectual property of Company and its subsidiaries and affiliates.  Executive represents and warrants that he will continue to abide fully by the terms of Section 9 of the Employment Agreement following the termination of his employment with Company.  Company acknowledges that except as expressly set forth in the Employment Agreement, this Agreement, the Company’s 2007 Performance Equity Plan or the Company’s 2011 Omnibus Stock Incentive Plan, there are no other restrictions on Executive’s activities following the Separation Date.

7.         MUTUAL NON-DISPARAGEMENT

Both Company and Executive hereby agree not to, in any medium (whether in writing or orally) to any person or entity at any time issue, circulate, publish or utter any false, defamatory, disparaging, maligning or criticizing statements, remarks or rumors about, or any statements, remarks or rumors reflecting adversely or unfavorably on either party, or Company’s products, services, finances, financial conditions, capabilities or any other aspect of the business of the Company, in each case, whether respect to its past or present activities.  As such, Company and Executive shall not make any negative or disparaging statements about either Party, or Executive’s employment with, or separation from employment with Company, or do anything that damages Company or Executive’s or any of its and/or their services, reputation, financial status, or business relationships.  Furthermore, Executive agrees that he will not make, directly or indirectly, any defamatory or disparaging oral or written statements regarding the Company or its affiliates, owners, officers, stockholders, directors, agents, or employees, whether to any current or prospective donor, customer, or vendor of the Company, the press or any other media, any other business entity or third party, or any current employee of the Company. Similarly, Company agrees that it will not make, directly or indirectly, any defamatory or disparaging oral or written statements regarding the Executive, to any person whatsoever.  This Paragraph 7 shall not restrict American Apparel’s ability to make any truthful statements as may be required by law or regulation, including in American Apparel’s public filings with the U.S. Securities and Exchange Commission and any other filings or communications under the securities laws or the rules and regulations of the NYSE Amex (or any other securities exchange) or the Financial Industry Regulatory Authority, Inc.

8.         ARBITRATION

Executive and Company hereby agree that any claim or dispute between Executive and Company and/or any of Company’s parent corporations, successor entities, present and/or former subsidiaries, divisions, and affiliated entities, as well as any Company Agents arising out of or related to this Agreement or otherwise relating in any way to Executive’s employment with, or termination from, American Apparel shall be determined exclusively by binding arbitration in accordance with the provisions set forth in Section 14 of the Employment Agreement.

Company and Executive hereby agree that any arbitration proceedings initiated hereunder shall be kept in the strictest of confidence, meaning that Company and Executive hereby agree not to file any lawsuit in contravention of this Paragraph 8, or otherwise disclose or cause to be disclosed to the media the dispute(s) to be arbitrated hereunder, or any of the underlying facts and circumstances relating to such dispute(s).  All pleadings, discovery, recorded proceedings, deposition transcripts and videos, declarations, hearing transcripts, and all other documents submitted and/or generated during arbitration (“Arbitration Documents”) shall be kept strictly confidential and shall not, under any circumstances, be disclosed to the media.

Executive and Company further agree not to disparage each other in public or online on blogs or any other similar media concerning their dispute. Executive and Company further agree not to speak with reporters or anyone from the media, or make any public statements, regarding any dispute that may arise between them.

Executive and Company acknowledge that their breach of this Paragraph 8 shall constitute a material breach of this Agreement which shall cause the non-breaching party irreparable harm.  As such, the Parties agree that in the event of any breach of this paragraph, the non-breaching party shall have the right to immediately seek, in addition to all other remedies, a temporary and permanent restraining order for the enforcement of this paragraph.

9.         MISCELLANEOUS

No employee or other representative of Company can modify this Agreement in any manner nor enter into any other Agreement that is contrary to this Agreement unless it is in writing and signed by Company’s Chief Executive Officer and/or its General Counsel.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction or an arbitrator to be invalid, void, or unenforceable, the remaining terms and provisions of this Agreement will remain in full force and effect and shall in no way be affected, impaired, or invalidated.

10.       RETURN OF PROPERTY.

Executive hereby represents and warrants that, as of the Separation Date, he has returned to Company or destroyed, and has not retained in any form (whether electronic, hardcopy or otherwise), all files, data, records, documents, property, materials, credit cards, keys, automobiles and equipment of or related to or provided by or on behalf of American Apparel and all other files, documents, property or materials that Executive received in his capacity as an officer of American Apparel, in each case including all e-mails, electronic documents, copies, extracts or other reproductions (whatever the form or storage medium).  Executive acknowledges and agrees that a breach of this paragraph shall constitute a material breach of this Agreement which shall cause Company irreparable harm.  Executive further acknowledges and agrees that in the event of a breach of this paragraph, Company shall have the right to immediately seek legal and equitable remedies thereto, in addition to all other remedies Company may seek a temporary and permanent restraining order for the enforcement of this paragraph.

11.       SURVIVAL CLAUSE AND REMEDIES

All terms and conditions of this Agreement shall survive the Separation Date.  If Executive should die while any payment, benefit or entitlement is due to him pursuant to this Agreement, such payment, benefit or entitlement shall be paid or provided to his designated beneficiary (or, if there is no designated beneficiary, his estate).  Executive shall have no duty of mitigation with respect to amounts payable to him under this Agreement or other benefits to which he is entitled pursuant hereto.  In addition, Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall not be subject to set-off, counterclaim or recoupment of amounts owed by Executive to Company or its affiliates.

12.       MISCELLANEOUS

a.           Sections 22 and 23 of the Employment Agreement are incorporated in full into this Agreement, provided that any reference to “the Agreement” or “this Agreement” in such paragraphs shall be deemed to be a reference to this Agreement.  In addition, Company and Executive agree to cooperate in rebutting any presumption that Executive’s termination was in connection with a change in control.

b.           In the event there is a conflict between any provision of this Agreement and any other agreement, plan, policy or program of Company, the provisions of this Agreement shall control.

c.           This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors or assigns of Company and Executive’s heirs and the personal representative of Executive’s estate.

d.           Company will pay Executive’s legal fees incurred in connection with executing this Agreement, not to exceed $5,000 in the aggregate.

13.       WAIVER AND ACKNOWLEDGMENT BY EXECUTIVE

I HAVE READ AND UNDERSTAND THIS AGREEMENT AND BY SIGNING BELOW, HEREBY AGREE TO THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.  I CERTIFY BY MY SIGNATURE THAT I COMPLETELY UNDERSTAND AND AGREE TO THE FOREGOING TERMS AND CONDITIONS IN THEIR ENTIRETY AS SET FORTH HERETO.

I FURTHER CERTIFY BY MY SIGNATURE BELOW THAT I HAVE BEEN AFFORDED A REASONABLE TIME TO READ AND UNDERSTAND EVERYTHING CONTAINED IN THIS AGREEMENT AND THAT I UNEQUIVOCALLY AGREE TO ALL OF THE TERMS AND CONDITIONS IN THIS AGREEMENT AS SET FORTH HERETO AFTER BEING GIVEN A REASONABLE TIME TO READ AND UNDERSTAND THIS AGREEMENT.

I HEREBY CERTIFY BY MY SIGNATURE THAT I WAS GIVEN A FULL AND FAIR OPPORTUNITY AND A REASONABLE TIME TO CONSULT MY OWN ATTORNEY WITH RESPECT TO THIS AGREEMENT BEFORE SIGNING IT.

I HEREBY ACKNOWLEDGE THAT I AM SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY AND HAVE NOT BEEN PRESSURED OR COERCED IN ANY WAY INTO SIGNING IT.

I FURTHER ACKNOWLEDGE THAT:

(A)         I HAVE BEEN ADVISED TO CONSULT AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, AND HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOOSING;

(B)         I HAVE RELIED SOLELY ON MY OWN JUDGMENT AND/OR THAT OF MY ATTORNEY REGARDING THE CONSIDERATION FOR, AND THE TERMS OF THIS AGREEMENT;

(C)         THE CONSIDERATION I WILL RECEIVE FOR SIGNING THIS AGREEMENT IS IN ADDITION TO ANYTHING TO WHICH I AM OTHERWISE ENTITLED;

(D)         I HAVE READ THIS AGREEMENT AND I UNDERSTAND THIS AGREEMENT AND FURTHER UNDERSTAND THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN,  IT INCLUDES A GENERAL RELEASE OF ANY AND ALL KNOWN AND UNKNOWN CLAIMS WHICH I MAY HAVE AGAINST THE COMPANY AND ITS AGENTS THROUGH THE EFFECTIVE DATE OF THE AGREEMENT, INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR AGE DISCRIMINATION UNDER THE ADEA;

(E)         NO STATEMENTS OR CONDUCT BY THE COMPANY OR ANY OTHER PARTY HAVE IN ANY WAY COERCED OR UNDULY INFLUENCED ME TO EXECUTE THIS AGREEMENT; AND

(F)         I UNDERSTAND THAT THIS AGREEMENT IS LEGALLY BINDING AND BY SIGNING IT GIVE UP CERTAIN RIGHTS, INCLUDING MY RIGHT TO PURSUE THE CLAIMS RELEASED IN THIS AGREEMENT.

[Signature Page Follows]

AGREED AND ACCEPTED

	/s/ Thomas M. Casey	Date:	November 17, 2011
THOMAS M. CASEY

ADDRESS

CITY, STATE, ZIP

( )
PERSONAL, NON-COMPANY TELEPHONE NUMBER

AMERICAN APPAREL, INC.,
AMERICAN APPAREL (USA), LLC,
AMERICAN APPAREL RETAIL, INC.
and their subsidiaries and affiliates.

By:	/s/ Glenn A Weinman	Date:	November 18, 2011
GLENN A. WEINMAN
SENIOR V.P., GENERAL COUNSEL & SECRETARY